Exhibit 99.3

Mr. Southwood J. Morcott
30 Brams Point Road
Hilton Head Island, SC  29926-2048

July 23, 2008

Board of Directors
CSX Corporation
500 Water Street
Jacksonville, Florida 32202

I hereby tender my resignation as a director of CSX Corporation (the “Company”) effective at such time as John D. McPherson advises either Michael Ward or Ned Kelly that, as required by Section 13.1-675E of the Virginia Stock Corporation Act, he consents to be elected to the board of directors of the Company by the board of directors.

July 23, 2008	/s/ Southwood J. Morcott Southwood J. Morcott